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               NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                              OCTOBER 28, 1987


   NUMBER                                                            SHARES
------------                                                       -----------

                              STACO, Incorporated

                      AUTHORIZED STOCK: 50,000,000 SHARES
                           PAR VALUE $.001 PER SHARE
                         FULLY PAID AND NON-ASSESSABLE


THIS CERTIFIES THAT


IS RECORD HOLDER OF                                               SHARES OF

                              STACO, INCORPORATED

Transferable on the books of the Corporation or in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of it duly authorized officers.

Dated:

                               STACO, INCORPORATED

                                    CORPORATE
                                       ----
/s/ Raymond Lutz                       Seal                  /s/ Suzanne Lutz
SECRETARY                                                    PRESIDENT
                                      NEVADA



COUNTERSIGNED AND REGISTERED _____________________________________
                             Transfer Agent - Authorized Signature